EXHIBIT 23
EXHIBIT NO. 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-228440 and No. 333-237169) and Forms S-8 (No. 333-226984, No. 333-236721 and No 333-238752) of Colony Bankcorp, Inc. of our report dated March 23, 2021 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of Colony Bankcorp, Inc. for the years ended December 31, 2020 and 2019.

/s/ McNair, McLemore, Middlebrooks & Co., LLC
Macon, Georgia
March 23, 2021